[W&C Draft: (London) 25 February, 2008]

                             Dated February [_], 2008

                         MARKS AND SPENCER GROUP P.L.C.

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                          SUPPLEMENTAL AGREEMENT No. 1

                                 in relation to
                the Deposit Agreement dated as of March 19, 2002
                                   concerning
                          American Depositary Receipts
                        in respect of ordinary shares of
                         MARKS AND SPENCER GROUP P.L.C.

                                White & Case LLP
                               5 Old Broad Street
                                 London EC2n 1DW

     THIS SUPPLEMENTAL AGREEMENT No. 1, dated as of February [_], 2008 (this "Agreement"), is entered into, by and among Marks and Spencer Group p.l.c., a company incorporated and existing under the laws of England and Wales (the "Company", which term shall include its successors)and Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary").

                          W I T N E S S E T H  T H A T:

     WHEREAS, the Company and JPMorgan Chase Bank (the "Predecessor Depositary") are party, with such Holders and Beneficial Owners, to a Deposit Agreement dated as of March 19, 2002 (the "Deposit Agreement") which was entered into for the purposes set forth therein;

     WHEREAS, by written notice dated February 13, 2008 addressed to the Predecessor Depositary, the Company, pursuant to Section 5.04 of the Deposit Agreement and paragraph 19 of the form of Receipt, has given notice of its intention to remove the Predecessor Depositary as depositary under the Deposit Agreement and appoint Deutsche Bank Trust Company Americas as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company and the Predecessor Depositary have agreed that the Predecessor Depositary, in consideration of the payment of certain fees and expenses of the Predecessor Depositary, will be removed as depositary under the Deposit Agreement with effect from the Effective Date (as defined in Section
6.01 hereof);

     WHEREAS, the Company and the Depositary have agreed that the Predecessor Depositary shall duly assign, transfer and deliver to the Depositary all right, title and interest in the Deposited Securities as provided in Section 5.04 of the Deposit Agreement;

     WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment as Depositary, with effect from the Effective Date, in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

     WHEREAS, the Company desires to provide for the deposit of Shares with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing beneficial interests in the Shares so deposited; and

     WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipt, in accordance with Section
6.01 of the Deposit Agreement and Condition 20 of the form of Receipt, inter alia to reflect the removal by the Company of JPMorgan Chase Bank, as the depositary, and the appointment of Deutsche Bank Trust Company Americas, as the successor depositary, in accordance with Section 5.04 of the Deposit Agreement and paragraph 19 of the form of Receipt.

     NOW, THEREFORE, the Company hereby confirms the appointment of the Depositary and the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date, as follows:

                                    ARTICLE I

            CONFIRMATION OF APPOINTMENT AND ACCEPTANCE OF DEPOSITARY

     Section 1.01 The Company hereby confirms its appointment of the Depositary as successor Depositary under the Deposit Agreement from the Effective Date.

     Section 1.02 The Depositary hereby accepts the appointment referred to above and agrees to observe and be bound by the terms of the Deposit Agreement, as amended and supplemented by this Agreement, as if the Depositary had been originally appointed as Depositary under the Deposit Agreement but with effect from the Effective Date.

                                   ARTICLE II

                                   DEFINITIONS

     Section 2.01 Definitions Generally. Unless otherwise defined in this Agreement, terms used herein (including in the Preamble and the Recitals hereto) and defined in the Deposit Agreement are used herein as so defined.

                                   ARTICLE III

                         AMENDMENTS TO DEPOSIT AGREEMENT

     Section 3.01 All references in the Deposit Agreement to "JPMorgan Chase Bank" are hereby replaced with references to "Deutsche Bank Trust Company Americas." All references in the Deposit Agreement to "JPMorgan Chase Bank" or the "Depositary" shall be read and construed as references to "Deutsche Bank Trust Company Americas."

     Section 3.02 All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

     Section 3.03 The Deposit Agreement is hereby amended and supplemented by deleting the words "JPMorgan Chase Bank, a New York corporation" from the Preamble to it and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG."

     Section 3.04 The Deposit Agreement is hereby amended and supplemented by replacing the word "six" with the word "two" in Section 1.01.

     Section 3.05 The Deposit Agreement is hereby amended and supplemented by inserting the following parenthetical within the first sentence in Section 4.01 following the phrase "distribute the amount thus received":
                                       -4-

     (net of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld)

     Section 3.06 The Deposit Agreement is hereby amended and supplemented by replacing the last sentence of Section 4.01 with the following:

     The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, including such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners of Receipts.

     Section 3.07 The Deposit Agreement is hereby amended and supplemented by adding the following paragraphs following the last sentence of Section 4.07:

          In the event that the Depositary (i) timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs or (ii) if no instructions are received by the Depositary from a Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs on or before the ADS Record Date established by the Depositary for such purpose, the Depositary shall (unless otherwise specified in the notice distributed to Holders) deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish to give such proxy, (y) the Company is aware or should reasonably be aware that substantial opposition exists from Holders against the outcome for which the person designated by the Company would otherwise vote or (z) the outcome for which the person designated by the Company would otherwise vote would materially and adversely affect the rights of holders of Shares, provided, further, that the Company will have no liability to any Holder or Beneficial Owner resulting from such notification.

          Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders, including the deemed instruction to the Depositary to give a discretionary proxy to a person designated by the Company. Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted except as aforesaid.

          There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above in sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

          Notwithstanding the above, and in accordance with Section 4.03, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which such vote is cast or the effect of any such vote.

     Section 3.08 The Deposit Agreement is hereby amended and supplemented by replacing the words "three months", twice, with "30 days", twice, in Section 6.01.

     Section 3.09 The Deposit Agreement is hereby amended and supplemented by adding the following sentence just prior to the last sentence of Section 5.08:

     The Depositary and the Company and any of their respective directors, officers, employees or agents shall not be liable to either party for any punitive damages except to the extent such punitive damages arise from the negligence or willful misconduct of the party from whom indemnification is sought.

     Section 3.10 The Deposit Agreement is hereby amended and supplemented by deleting the second sentence of Section 5.11 and replacing it with:

     "Such public reports and documents are made available in accordance with Rule 12g3-2(f) of the Securities Exchange Act of 1934."

     Section 3.11 The Deposit Agreement is hereby amended and supplemented by the substitution of the following address for notices to the Company in Section 7.05(a):

     "Marks and Spencer Group p.l.c., Waterside House, 35 North Wharf Road, London W2 1NW, Attention: Graham Oakley, Fax: +44 (0)207 8718 7717"

     Section 3.12 The Deposit Agreement is hereby amended and supplemented by the substitution of the following address for notices to the Depositary in
Section 7.05(b):

     "60 Wall Street, 27th Floor, New York, New York 10005, Attention: ADR Department, Fax: (212) 250-9100"

     Section 3.13 The Deposit Agreement is hereby amended and supplemented by adding the following section under Article VII:

     SECTION 7.07. Conflicts with the form of Receipt. In the event of any inconsistency between any of the provisions of the form of Receipt set forth as Exhibit A annex hereto and any of the provisions of this Deposit Agreement, the provisions of this Deposit Agreement shall prevail.

     Section 3.14 All references in the Deposit Agreement to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers, including through the Direct Registration System, as well as to the physical transfer of certificates representing the Shares.

     Section 3.15 The Deposit Agreement is hereby by amended and supplemented by adding the following sentence following the last sentence of Section 2.05:

     The Depositary will not deliver Deposited Securities except upon surrender of ADSs in accordance with this Section 2.05.

     Section 3.16 The Deposit Agreement is hereby amended and supplemented by deleting the fourth sentence of Section 2.06 and replacing it with:

     The Depositary may issue Receipts against other rights to receive Shares ("Pre-released ADRs") only if (1) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Property), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (A) beneficially owns such shares, (B) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (C) holds such Shares for the account of the Depositary and (D) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released
     ADRs).

                                   ARTICLE IV

                          AMENDMENTS TO FORM OF RECEIPT

     Section 4.01 The form of Receipt attached as Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended and restated in its entirety to read as Exhibit A attached hereto, such amendments reflecting the appointment of the Depositary and the changes otherwise made to the Deposit Agreement by this Agreement.

     Section 4.02 All references in the Form of Receipt to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to any entry or entries or an electronic transfer or transfers, including through the Direct Registration System, as well as to the physical transfer of certificates representing the Shares.

     Section 4.03 The table included in Exhibit B to the Deposit Agreement showing the charges of the Depositary is amended by including a third row in the "Service", "Rate" and "By Whom Paid" columns as follows:

     [Service] Distribution of cash proceeds to any Holder of ADSs

     [Rate] $0.02 per American Depositary Share or portion thereof [By Whom Paid] Person to whom the cash proceeds are delivered

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section 5.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other that this Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be duly and validly authorized, executed and delivered by it and constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01 Effective Date. This Agreement is dated as of the date first set forth above and shall be effective on the date on which the U.S. Securities and Exchange Commission declares effective the Registration Statement on Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and supplemented by this Agreement, in connection with its appointment as successor depositary, the removal of the Predecessor Depositary to be effective simultaneously therewith (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

     Section 6.02 Outstanding Receipts. Receipts issued prior to the Effective Date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The

Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     The Company hereby instructs the Depositary promptly (i) to send notice of the amendment of the Deposit Agreement by this Agreement to all Holders of Receipts outstanding under the Deposit Agreement as of the date hereof; (ii) to inform Holders of Receipts outstanding under the Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement; and (iii) to inform Holders and Beneficial Owners of Receipts issued prior to the Effective Date hereof and outstanding as of the Effective Date hereof shall, from and after the Effective Date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects; provided, however, that any amendment to the Deposit Agreement effectuated by this Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Deposit Agreement shall not become effective as to Holders and Beneficial Owners until three months after notice of the amendment and supplement effectuated by this Agreement shall have been given to Holders of Receipts outstanding as of the Effective Date hereof.

     Section 6.03 Undertaking of Depositary. The Depositary hereby undertakes promptly to mail notice of its appointment as Depositary under the Deposit Agreement, as amended and supplemented by this Agreement, to the Holders of Receipts outstanding as of the Effective Date hereof.

     Section 6.04 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein; provided, however, that the indemnification provision of
Section 5.08 of the Deposit Agreement shall not obligate the Company to indemnify the Depositary for any loss, liability or tax resulting from the Pre-Release of ADRs. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by JPMorgan Chase Bank, as Predecessor Depositary, the Custodian or their respective directors, employees, agents and affiliates.

     Section 6.05 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the state of New York. Except as set forth in the following paragraph of this Section 6.05, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

     Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Agreement or the Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.

     Each of the Depositary and the Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 6.05, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The provisions of this Section 6.05 shall survive any termination of this Agreement or the Deposit Agreement, in whole or in part.

     Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first set forth above.


                                           MARKS AND SPENCER GROUP P.L.C.


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as the Depositary


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           By:
                                                --------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A
                              TO DEPOSIT AGREEMENT

                            [FORM OF FACE OF RECEIPT]

__________________                                           No. of ADSs:
Number

                                                             ___________________
                                                             Each ADS represents
                                                             two Shares

                                                             CUSIP:  570912105

                                                             ISIN:  US5709121058

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                        ORDINARY SHARES OF 25 PENCE EACH

                                       of

                         MARKS AND SPENCER GROUP P.L.C.

                             (Incorporated under the
                           laws of England and Wales)


     DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation and an indirect wholly-owned subsidiary of Deutsche Bank AG, as depositary (the "Depositary"), hereby certifies that _______ is the registered owner (a "Holder") of _____________ American Depositary Shares ("ADSs"), each (subject to paragraph 13) representing two Ordinary Shares of 25 pence each (including the rights to receive Shares described in paragraph 1, "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Property"), of Marks and Spencer Group p.l.c. (the "Company"), a company organized under the laws of England and Wales, deposited with the Custodian (the "Custodian") under the Deposit Agreement dated as of March 19, 2002 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom, by accepting an ADR, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. The

Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

     (1) Issuance of ADRS. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to paragraph 4, the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph 3) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"), only if (1) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Property), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (A) beneficially owns such shares, (B) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (C) holds such Shares for the account of the Depositary and (D) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs). The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred after giving effect to the applicable holding period in accordance with Rule 144 and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

     (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in paragraph 7 hereof and in Section 5.09 and Exhibit A of the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association, Section 2.06 of the Deposit Agreement, paragraph 18 of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the American Depositary Shares evidenced hereby is entitled to delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered. Such Deposited Securities may be delivered in certificated form or by electronic delivery. ADS may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADS (if held in registered form) or by book-entry delivery of such ADS to the Depositary. The Depositary will not deliver Deposited Securities except upon surrender of ADSs in accordance with this paragraph 2.

     A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the Company's Memorandum and Articles of Association, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

     The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number of Shares other than a whole number of Shares. In the case of surrender of a Receipt evidencing a number of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt so surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and
(b) taxes withheld) to the person surrendering the Receipt. At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

     (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Property represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs 4 and 5, this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed reasonably expedient by it or requested by the Company.

     (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph 2, the withdrawal of any Deposited Property, and from time to time in the case of clause (b)(ii) of this paragraph 4, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Property upon any applicable register and (iii) any applicable charges as provided in paragraph 7 of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Property and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper, and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph 2, the withdrawal of Deposited Property may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Property is closed or when any such action is deemed advisable by the Depositary or the Company.

     (5) Taxes; Withholding. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Property represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary shall, in accordance with applicable law, use commercially reasonable efforts to assist ADR Holders in the mitigation or reduction of any withholding tax imposed with respect to any ADR. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph 2, any withdrawal of such Deposited Property until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Property, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Property (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Property is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

     Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

     (6) Disclosure of Interests. To the extent that the provisions of or law governing any Deposited Property may require disclosure of or impose limits on beneficial or other ownership of Deposited Property, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

     Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to s.793 of the Companies Act 2006 or any other legislation replacing or amending or supplementing the requirements of that section or the Company's Articles of Association within the time period specified in such Disclosure Notice. Each Holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in s.795 of the said Companies Act or any such replacement, amendment or sucessor and the Company's Articles of Association which currently include the withdrawal of the voting rights of such Shares. In addition, each Holder agrees to comply with the provisions of the Disclosure Rules and Transparency Rules of the UK Financial Services Authority (the "FSA") implementing certain provisions of the European Union Transparency Directive (2004/109/EC) (as amended from time to time and including any statutory modification or re-enactment thereof, the "Disclosure Rules") with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder who directly or indirectly controls the exercise of "voting rights" (within the meaning of the Disclosure Rules) in relation to 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADRs so controls such voting rights, must within two trading days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify the Company and the FSA as required by the Disclosure Rules.

     (7) Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S.$5.00 per 100 ADSs (or portion thereof evidenced by the Receipts delivered or surrendered. The Depositary will also charge to any Holder of ADSs, a fee not in excess of U.S.$0.02 per ADS held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal. Except as agreed upon in writing by the Company and the Depositary, the Company shall not pay or be liable for any charges of the Depositary or any out-of-pocket expenses incurred in the ordinary course by the Depositary in connection with it serving as Depositary under the Deposit Agreement; provided that the Company agrees to pay out-of-pocket expenses so incurred by the Depositary, the Custodian or either's agents for postage, insurance of Shares or Receipts while in transit, stationary, the printing of the Receipts and cable, telex and facsimile transmission (to the extent persons depositing Shares or Holders withdrawing Shares are not required to pay such cable, telex or facsimiles transmission expenses under the Deposit Agreement). Any out-of-pocket expenses of the Depositary, the Custodian or either's agents under the Deposit Agreement not incurred in the ordinary course will be paid by the Company after consultation and agreement, prior to the incurrence thereof, between the Depositary and the Company as to the amount and nature of such expenses. Stock transfer or other taxes and other governmental charges are payable by persons or Holders depositing Shares. Persons depositing Shares or Holders withdrawing Shares shall pay (i) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder and (ii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of the persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities. Such expenses as are incurred by the Depositary in the conversion of foreign currency shall be paid out of such foreign currency. The provisions in respect of these charges may be changed in the manner indicated on the reverse hereof.

     (8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Property and any written communications from the Company that are both received by the Custodian or its nominee as a holder of Deposited Property and made generally available to the holders of Deposited Property, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. At the written request of the Company, the Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. Marks and Spencer Group p.l.c. furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such public reports and documents are made available on and may be inspected and copied from the Company's website in accordance with Rule 12g3-2(f) under the Exchange Act.

     (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                                                     DEUTSCHE BANK TRUST COMPANY
                                                     AMERICAS, as Depositary


                                                     By:
                                                         -----------------------
                                                           Authorized Officer

     The Depositary's principal executive office is located at 60 Wall Street, 27th Floor, New York, New York 10005.

                          [FORM OF REVERSE OF RECEIPT]

     (10) Distributions on Deposited Property. Subject to paragraphs 4 and 5 and any restrictions imposed by United Kingdom or other applicable law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Property (on which the following distributions on Deposited Property are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph 10 ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its sole discretion, hold such foreign currency, uninvested and without liability for interest thereon. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Beneficial Owners entitled thereto. Holders understand that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates. Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment, (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Property consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash, (c) Rights. (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Property ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse), (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Property other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this paragraph 10 under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

     (11) Record Dates. The Depositary shall, after consultation with the Company if reasonably practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Property, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

     (12) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 21 Business Days prior to the date of such vote or meeting), at the Company's expense, unless otherwise agreed in writing by the Company and the Depositary and provided no U.S. legal prohibitions exist, mail by ordinary, regular mail delivery or by electronic transmission (if agreed by the Company and the Depositary), unless otherwise agreed in writing by the Company and the Depositary, to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxies; (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company's Memorandum and Articles of Association and the provisions of or law governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company's Memorandum and Articles of Association and the provisions of the Deposit Agreement, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder in accordance with such instructions.

     In the event that the Depositary (i) timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs or (ii) if no instructions are received by the Depositary from a Holder with respect to any of the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs on or before the ADS Record Date established by the Depositary for such purpose, the Depositary shall (unless otherwise specified in the notice distributed to Holders) deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, however, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing, if applicable) that (x) the Company does not wish to give such proxy, (y) the Company is aware or should reasonably be aware that substantial opposition exists from Holders against the outcome for which the person designated by the Company would otherwise vote or (z) the outcome for which the person designated by the Company would otherwise vote would materially and adversely affect the rights of holders of Shares, provided, further, that the Company will have no liability to any Holder or Beneficial Owner resulting from such notification.

     Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders, including the deemed instruction to the Depositary to give a discretionary proxy to a person designated by the Company. Shares or other Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted except as aforesaid.

     There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above in sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

     Notwithstanding the above, and in accordance with Section 4.07 of the Deposit Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which such vote is cast or the effect of any such vote.

     (13) Changes Affecting Deposited Property. Subject to paragraphs 4 and 5, the Depositary may, in its discretion, after consultation with the Company if reasonably practicable, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Property, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Property from (and the Depositary is hereby authorized to surrender any Deposited Property to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Property and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Property as then constituted.

     (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Property, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Property and Cash) to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) assume no liability except to perform its obligations directly related to the handling of Deposited Property and Cash to the extent they are specifically set forth
                                       -9-
in this ADR and the Deposit Agreement without negligence or bad faith; (d) in the case of the Depositary and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or this ADR; (e) in the case of the Company and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (f) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Property, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

     (15) Resignation and Removal of Depositary. The Depositary may at any time resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

     (16) Amendment. Subject to the last sentence of paragraph 2, the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Property represented thereby, except in order to comply with mandatory provisions of applicable law.

     (17) Termination. The Depositary may, and shall at any time at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Property and deliver Deposited Property being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Property and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not therefore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

     (18) Restrictions upon Ownership. So long as the Company's Articles of Associations (i) limit the number of Shares in which any holder of Shares may be interested or (ii) authorize the Company to take certain actions (including disenfranchisement and withholding of dividends) in respect of Shares held by a person who does not respond properly to a notice from the Company requiring details of his interest in those Shares, notwithstanding any contrary provision of the Deposit Agreement, each Holder agrees that such limitations shall be applicable to and enforceable by the Company against such Holder and such Holder's ADRs as if they were, to the extent practicable, the Shares represented thereby and the Depositary agrees to use its reasonable efforts to comply with any written instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to apply and enforce such limitations (including disenfranchisement and disposal) against specified Holders (other than The Depository Trust Company ("DTC") or its nominees), provided that the Company shall indemnify the Depositary and hold it harmless from any expense or liability incurred in complying with such instructions. The Depositary shall not be required to take any actions with respect to DTC or its nominees other than the providing of notice and the forwarding of information and requests thereto.

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